Ocular Therapeutix

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment (the “First Amendment”) to the Agreement (as defined below) is dated as of March 13, 2024 (the “Effective Date”), and entered into by and between Ocular Therapeutix, Inc., with offices at 15 Crosby Drive, Bedford, MA 01730 (hereinafter referred to as “Ocular” or “SPONSOR”) and Rabia Ozden with offices at 15 Crosby Drive, Bedford, MA 01730 (hereinafter referred to as “Employee”).

WHEREAS, Ocular and the Employee entered into that certain Employment Agreement effective as of September 23, 2022, (the “Agreement”); and

NOW, THEREFORE, Ocular and the Employee hereby consent and agree to amend the Agreement in accordance with the relevant terms and provisions thereof as follows:

1.	The initial paragraph of Section 2 (d) Definition of “Good Reason” shall be revised and replaced with the following language:

“ For purposes of this Agreement, a “Good Reason” shall mean any of the following, unless (i) the basis for such Good Reason is cured within sixty (60) days after the Company receives written notice (which must be received from Executive within ninety (90) days of the initial existence of the condition giving rise to such Good Reason) specifying the basis for such Good Reason or (ii) Executive has consented to the condition that would otherwise be a basis for Good Reason. Further, Executive needs to resign within 30 days after the Company has failed to cure the Good Reason(s):”

2.	This First Amendment constitutes an amendment to the Agreement. In the event the terms of this First Amendment conflict with any provision of the Agreement, the terms of this First Amendment shall control.

This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

****The remainder of this page is intentionally left blank****

Ocular Therapeutix

IN WITNESS WHEREOF, duly authorized representatives of Ocular and the Employee have duly executed this First Amendment to be effective as of the Effective Date.

Ocular Therapeutix, Inc.Employee

By: /s/Donald Notman By: /s/ Rabia Gurses Ozden

Name: Donald Notman Name: Rabia Gurses Ozden

Title: Chief Financial Officer	Title: Chief Medical Officer

Dated: March 14, 2024Dated: March 14, 2024